Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 20, 2018 with respect to the consolidated financial statements of Capricor Therapeutics, Inc. as of December 31, 2017 and 2016, and for each of the two years in the period ended December 31, 2017.

We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ Rose, Snyder & Jacobs LLP
Rose, Snyder & Jacobs LLP
Encino, California
October 23, 2018